                       AMENDMENT TO CONSULTING AGREEMENT



         This Amendment is made as of the 30th day of May, 1996 (the "Amendment"), to that certain Consulting Agreement made as of the 1st day of May, 1996, by and between RICK'S CABARET INTERNATIONAL, INC. ("Ricks"), a Texas corporation, with offices at 3113 Bering Drive, Houston, Texas 77057 and SUMMIT MARKETING & PUBLIC RELATIONS, INC. ("Summit"), a Florida corporation, with its principal place of business at 2101 Corporate Boulevard, Suite 210, Boca Raton, Florida 33431 (the "Agreement"), a copy of which is attached hereto.

         WHEREAS, Rick's and Summit entered into the Agreement whereby Summit would provide consulting services to Rick's as provided for therein; and

         WHEREAS, Rick's agreed to compensate Summit for the consulting services by the payment of 50,000 shares of common stock in Rick's and by the issuance 400,000 of warrants ("Warrants") to purchase shares of common stock of Rick's; and

         WHEREAS, the Agreement provided that the shares of common stock to be issued by Rick's was to be free trading shares; and

         WHEREAS, the Agreement further provided that the shares of common stock underlying the Warrants were to have certain registration rights; and

         WHEREAS, Rick's and Summit acknowledge that the Agreement should have provided that the shares of common stock underlying the Warrants should be free trading shares registered pursuant to a Form S-8 Registration Statement; and





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         WHEREAS, Rick's and Summit desire to amend the Agreement to provide that the shares of common stock underlying the Warrants shall be registered and upon issuance shall be free trading shares, not subject to restrictive legend.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, it is agreed as follows:

         1. AMENDMENT. Section 3.2 of the Agreement entitled "3.2 Common Stock." is hereby amended in its entirety to read as follows:

                          "3.2 Common Stock.  The Common Stock of Rick's is
                 listed on NASDAQ and has been duly registered with the Securities and Exchange Commission (the "SEC") in accordance with Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is the only "equity security", as defined in the Exchange Act, of Rick's required to be registered under Section 12 of the Exchange Act. Rick's hereby agrees to cause to be registered with the SEC the 400,000 shares of common stock to be issued underlying the Warrants granted herein to Summit pursuant to a Form S-8 Registration Statement as soon as practicable after execution hereof.

                          (a) Rick's agrees to deliver the 400,000 Warrants and the 50,000 shares of its common stock without any restrictive legend of any kind to Summit, in the name of Summit Marketing & Public Relations, Inc. in accordance with the terms and conditions of this Agreement".





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                 2.       NO OTHER CHANGES.  Rick's and Summit hereby agree
that in all other respects, the Agreement dated May 1, 1996, remains unchanged and is hereby affirmed in its entirety.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                        RICK'S CABARET INTERNATIONAL, INC.



                                        BY:      /S/ ROBERT L. WATTERS
                                           -------------------------------
                                        NAME:
                                             -----------------------------
                                        TITLE:
                                              ----------------------------


                                        SUMMIT MARKETING &
                                         PUBLIC RELATIONS, INC.



                                        BY:      /S/ ROGER TAFT
                                           -------------------------------
                                        NAME:
                                             -----------------------------
                                        TITLE:
                                              ----------------------------






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